Exhibit 32.1

Certification Under Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-QSB for the period ended December 31, 2007 (the “Report”) by NuRx Pharmaceuticals, Inc. (“Registrant”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

Date: February 14, 2008

/s/ Harin Padma-Nathan
Harin Padma-Nathan Chief Executive Officer (Principal Executive Officer)

/s/ Steven Gershick
Steven Gershick Chief Financial Officer (Principal Accounting Officer)